UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2015

LEGACY EDUCATION ALLIANCE, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-184897	39-2079974
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1612 E. Cape Coral Parkway, Cape Coral, Florida 33904

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (239) 542-0643

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

The information set forth in Item 3.02 of this Current Report on Form 8-K is incorporated into this Item 1.01 by reference.

ITEM 2.03   CREATION OF A DIRECT FINANCIAL OBLIGATION.

The information set forth in Item 3.02 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

ITEM 3.02   UNREGISTERED SALES OF EQUITY SECURITIES.

Legacy Education Alliance, Inc. (the “Company”) has closed a private offering of 959,924 units (“Units”) at a gross price per Unit of $0.55. Each Unit included one share of common stock, par value $0.0001 per share (“Common Stock”), and a three-year warrant (a “Warrant”) to purchase one share of Common Stock at an initial exercise price per share equal to $0.75, subject to adjustment for certain corporate transactions such as a merger, stock-split or stock dividend. Each unit includes limited registration rights for the investors for the shares of common stock and the shares of common stock that would be issued upon the exercise of a Warrant (“Underlying Shares”) when and if we register our shares of Common Stock in a different offering, subject to certain excluded registered offerings.

The Company has paid a placement agent cash fees of 13% of aggregate proceeds that was received and will pay 5% of all amounts received upon the exercise of the Warrants. The Company has also issued to the placement agent warrants to purchase our shares of Common Stock equal to 10% of the total shares sold in the offering or 95,992.00 shares. We had previously received $459,323 in net cash proceeds related to this private offering, which was recorded in restricted cash and other accrued expenses on our Condensed Consolidated Balance Sheets. This cash amount will now be unrestricted. In connection with this private offering, our placement agent agreement with the placement agent was terminated.

This sale of Units by the Company was described in Part II. Other Information, Item 2 in its Quarterly Report on Form 10-Q for the quarterly period ending March 31, 2015 that was filed with the Securities and Exchange Commission.

The offering of the Units was made in a transaction that is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereof and the provisions of Regulation D or Regulation S that is promulgated under the Securities Act.

The foregoing summary of the Subscription Agreement, Registration Rights Agreement, and Warrants does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement. A copy of the form of the Subscription Agreement, form of the Registration Rights Agreement, form of the Warrant and form of the Supplement to Subscription Agreement is attached as Exhibit 10.1, 10.2, 10.3 and 10.4, respectively, to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description

10.1	Form of Registration Rights Agreement
10.2	Form of Subscription Agreement
10.3	Form of Warrant
10.4	Form of Supplement to Subscription Agreement

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 17, 2015

LEGACY EDUCATION ALLIANCE, INC.

By:	/s/ Anthony C. Humpage
Name: Anthony C. Humpage Title: Chief Executive Officer

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